UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2018

UNITED RENTALS, INC.

UNITED RENTALS (NORTH AMERICA), INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14387	06-1522496
Delaware	001-13663	86-0933835

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place, Suite 700
Stamford, Connecticut	06902

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 622-3131

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01        Entry into a Material Definitive Agreement.

Credit and Guaranty Agreement

On October 31, 2018, United Rentals, Inc., a Delaware corporation (“URI”), United Rentals (North America), Inc., a Delaware corporation (the “Company”) and certain other subsidiaries of URI entered into a Credit and Guaranty Agreement (the “Credit Agreement”) with Bank of America, N.A. and other financial institutions named therein. The Credit Agreement provides for a senior secured term loan facility (the “Term Loan Facility”) of $1,000,000,000.

URI and each existing and future direct or indirect U.S. subsidiary of URI (other than, among other things, indirect U.S. subsidiaries held through foreign subsidiaries, special purpose vehicles used in connection with the existing securitization facility or any future securitization facility of URI and the Company and certain immaterial subsidiaries) (the “Guarantors”) provide unconditional guarantees of the obligations of the Company. In addition, the obligations of the Company under the Term Loan Facility and the guarantees of the Guarantors are secured by first priority security interests in substantially all of the tangible and intangible assets of the Company and the Guarantors, including pledges of all stock or other equity interests in direct subsidiaries owned by the Company and the Guarantors (but only up to 65% of the voting stock of each direct foreign subsidiary owned by the Company or any Guarantor). The security interests and pledges are subject to certain exceptions.

The principal obligations under the Term Loan Facility are to be repaid in quarterly installments in an aggregate amount equal to 1.00% per annum, with the balance due at the maturity of the Term Loan Facility. The Term Loan Facility matures on October 31, 2025. Amounts drawn under the Term Loan Facility bear annual interest at either the LIBOR rate plus a margin of 1.75% or at a base rate (equal to the highest of Bank of America, N.A.’s prime rate, the federal funds rate plus 0.5%, or 30-day LIBOR plus 1.0%) plus a margin of 0.75%.

The Term Loan Facility contains covenants that, among other things, limit or restrict the ability of the Company and its subsidiaries to incur additional indebtedness; incur additional liens; make dividends and other restricted payments; and engage in mergers, acquisitions and dispositions. The Term Loan Facility does not include any financial covenants. The Credit Agreement contains customary events of default. If an event of default occurs, the lenders are entitled to accelerate the loans made thereunder and exercise rights against the collateral.

On October 31, 2018, in connection with the Credit Agreement, URI, the Company and certain subsidiaries of URI entered into a Term Loan Security Agreement with Bank of America, N.A. as agent.

URI used the proceeds of the Term Loan Facility to finance, in part, the Merger (as defined below), including refinancing existing indebtedness of Vander Holding (as defined below) and its subsidiaries, and pay related fees and expenses.

The foregoing summary is qualified in its entirety by reference to the full text of the Credit Agreement and the Term Loan Security Agreement, which are filed as exhibits hereto.

Item 2.01.        Completion of Acquisition or Disposition of Assets.

As previously reported, on September 10, 2018, URI, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Vander Holding Corporation, a Delaware corporation (“Vander Holding”), UR Merger Sub V Corporation, a Delaware corporation and wholly owned subsidiary of URI (“Merger Sub”), and Platinum Equity Advisors, LLC, a Delaware limited liability company, solely in its capacity as the initial Holder Representative thereunder. On October 31, 2018, pursuant to the Merger Agreement, Merger Sub was merged with and into Vander Holding (the “Merger”), with Vander Holding as the surviving corporation in the Merger and becoming a wholly owned subsidiary of URI. Following the Merger, URI intends to take steps to merge Vander Holding and certain of its subsidiaries into URI, with URI continuing as the surviving corporation of these mergers.

As a result of the Merger, at the effective time of the Merger (the “Effective Time”), each share of Vander Holding common stock (other than any shares held by URI, Merger Sub or Vander Holding in treasury or otherwise, or with respect to which appraisal rights under Delaware law are properly perfected and not withdrawn) was cancelled and converted into the right to receive a pro rata share of an aggregate purchase price of $2,100,000,000, subject to customary purchase price adjustments as set forth in the Merger Agreement.

URI has purchased a buy-side representations and warranties insurance policy under which it may seek coverage for breaches of Vander Holding’s representations and warranties set forth in the Merger Agreement. The representations and warranties insurance policy is subject to certain customary retention amounts, exclusions and deductibles.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to URI and United Rentals (North America), Inc.’s Current Report on Form 8-K filed with the U.S. Securities Exchange Commission on September 10, 2018 and incorporated herein by reference.

Item 2.03        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01.        Regulation FD Disclosure.

On October 31, 2018, URI issued a press release announcing the consummation of the Merger and certain updates to its 2018 guidance to reflect the consummation of the Merger. A copy of the press release is being furnished with this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 10, 2018, by and among United Rentals, Inc., UR Merger Sub V Corporation, Vander Holding Corporation and Platinum Equity Advisors, LLC, solely in its capacity as the initial Holder Representative thereunder (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on September 10, 2018).

10.1	Credit and Guaranty Agreement, dated as of October 31, 2018, among the financial institutions from time to time parties thereto, Bank of America, N.A., as agent, United Rentals, Inc., United Rentals (North America), Inc., and certain subsidiaries of United Rentals, Inc. referred to therein.

10.2	Term Loan Security Agreement, dated as of October 31, 2018, among United Rentals, Inc., United Rentals (North America), Inc., certain subsidiaries of United Rentals, Inc. referred to therein, and Bank of America, N.A. as agent.

99.1	Press Release of United Rentals, Inc. issued by United Rentals, Inc., dated October 31, 2018, announcing the consummation of the Merger and certain updates to its 2018 guidance.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNITED RENTALS, INC.

Dated: October 31, 2018	By:	/s/: Craig A. Pintoff
Name: Craig A. Pintoff
Title: Executive Vice President – Chief Administrative and Legal Officer

UNITED RENTALS (NORTH AMERICA), INC.

	By:	/s/: Craig A. Pintoff
Name: Craig A. Pintoff
Title: Executive Vice President – Chief Administrative and Legal Officer